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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in (1) Registration Statement No. 33-308415 on Form S-3 dated July 19, 1996 related to the Dividend Reinvestment and Common Stock Purchase Plan, (2) Shelf Registration Statement No. 33-32119 on Form S-4 dated February 4, 1997, (3) Registration Statement No. 333-69807 dated December 29, 1998 related to the 1993 Amended and Restated Stock Option and Restricted Stock Plan, and (4) Shelf Registration Statement No. 333-69675 on Form S-3 dated January 14, 1999 of our report dated January 22, 1999 (except for Note 15, as to which the date is January 31, 1999) with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ Ernst & Young LLP

Detroit, Michigan
February 12, 1999